UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced retirement of Scott J. Seymour, the former Chief Executive Officer, President and a director of Aerojet Rocketdyne Holdings, Inc. (the “Company”), on July 7, 2015 the Company and Mr. Seymour entered into a Transition and General Release Agreement (the “Transition Agreement”) attached hereto as Exhibit 10.1. Under the terms of the Transition Agreement for the term that commences June 2, 2015 and concludes December 31, 2015 (the “Transition Term”), in exchange for assisting with the transition and a general release of all claims, the Company will (i) pay Mr. Seymour his regular base salary per bi-weekly pay period, less required withholding and other legal deductions, for fifteen (15) pay periods, and (ii) continue Mr. Seymour’s enrollment in the Company’s insurance benefits through December 31, 2015. Mr. Seymour will not be eligible for any incentive pay under the Company’s Short-term Incentive Plan, vacation accrual or pay, bonus or other form of compensation in relation to the services he performs during the Transition Term and will not be eligible for any award for Fiscal Year 2015 under the Company’s Short-term Incentive Plan.

In addition, the Company will (i) amend the 17,033 time-based shares granted to Mr. Seymour on November 22, 2013 under the Company’s Long-term Incentive Plan (“LTIP”) that were scheduled to vest on November 22, 2016 so as to accelerate the vesting to the effective date of the Transition Agreement, and (ii) if Mr. Seymour re-executes the Transition Agreement between January 1 and 21, 2016, the vesting of the 63,875 performance-based shares granted under the Company’s LTIP on November 22, 2013 will vest on the schedule and according to actual performance achieved as determined by the Company’s Board of Directors or the Organization Compensation Committee thereof. Mr. Seymour will forfeit all of his other unvested equity awards, including but not limited to grants made on April 7, 2014 and March 30, 2015, and will be treated as retired for the purpose of any options that already vested on June 1, 2015.

The Transition Agreement also provides that for a period of eighteen (18) months following Mr. Seymour’s retirement date, he will not (i) solicit or encourage any employee or consultant of the Company or any of its parent, subsidiary, or affiliated entities to terminate his/her employment or contractual relationship or accept any other employment, or (ii) provide any information regarding any employee or consultant of the Company or any of its parent, subsidiary, or affiliated entities, and any predecessor thereto, to any person, including, but not limited to, recruiters and prospective employers. In addition, for the Transition Term, Mr. Seymour will not compete with the business of the Company or any of its parent, subsidiary, or affiliated entities, directly or indirectly, including, without limitation, managing, being employed by, controlling, or operating any competing business.

The Transition Agreement also provides for non-disparagement, continued assistance and cooperation, as well as other customary provisions.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Other Events.

(d)           Exhibits

Exhibit No.	Exhibits

10.1	Transition and General Release Agreement between Aerojet Rocketdyne Holdings, Inc. and Scott J. Seymour dated July 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 7, 2015	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary